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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42803) pertaining to the Amended and Restated Stock Option Plan and the 1996 Stock Option Plan of VCampus Corporation (formerly UOL Publishing, Inc.) of our report dated February 24, 2000, except for Note 18 as to which the date is March 23, 2000, with respect to the consolidated financial statements and schedule of VCampus Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1999.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
March 27, 2000